Exhibit 99.1

Tidewater to Present at Two Conferences

NEW ORLEANS, September 27, 2010 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Johnson Rice & Company 2010 Energy Conference in New Orleans, Louisiana on Tuesday, October 5, 2010, at approximately 8:00 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on October 5, 2010, at approximately 9:00 a.m. Central time and will be available for ninety days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

In addition to the above referenced conference, Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the RS Platou (Asia) 2nd Offshore & Shipping Conference in Singapore on Friday, October 8, 2010, at 4:20 p.m. local Singapore time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater Inc. owns 396 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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